                                                                    EXHIBIT 11.1


                  GOLDEN STATE BANCORP INC. AND SUBSIDIARIES
           STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (a)
                     (In thousands, except per share data)

                                                                                Three Months Ended March 31,
                                                                         1998                               1997
                                                           ---------------------------------  ----------------------------------
                                                                                   Per-share                           Per-Share
BASIC EARNINGS PER SHARE                                    Earnings    Shares      Amount     Earnings     Shares      Amount
                                                           ----------  ----------  ---------  ----------  ----------   ---------
Computation for Statement of Operations
Net earnings per statement of operations used in
   basic earnings per share computation:
      Net earnings                                         $ 32,021                           $ 22,892
      Dividends on preferred stock                           (2,528)                            (2,527)
      Premium on conversion of preferred stock                    -                               (241)
                                                           --------                           --------
      Earnings applicable to common
         shareholders (b)                                    29,493      51,155     $ 0.58      20,124     50,140        $ 0.40
                                                                                    ======                               ======

Effect of Dilutive Securities
      Options and warrants                                      -         8,839                     -       7,201
      Convertible preferred stock                             2,528      11,111                  2,527     11,144
                                                           --------     -------               --------    -------

DILUTED EARNINGS PER SHARE
      Earnings applicable to common
         shareholders (b)                                  $ 32,021      71,105     $ 0.45    $ 22,651     68,485        $ 0.33
                                                           ========     =======     ======    ========    =======        ======

Additional Diluted Earnings Per Share
 Computation (c)
      Net earnings as per diluted computation above        $ 32,021      71,105                $22,651     68,485
      Interest on convertible subordinated
         debentures, net of tax effect                            -           -                    115         15
                                                            -------      ------                -------     ------
                                                           $ 32,021      71,105     $ 0.45     $22,766     68,500        $ 0.33
                                                           ========      ======     ======     =======     ======        ======

                                                                    EXHIBIT 11.1

                  GOLDEN STATE BANCORP INC. AND SUBSIDIARIES
     STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (a) - Continued
                     (In thousands, except per share data)


                                                                                  Nine Months Ended March 31,
                                                                          1998                               1997
                                                            ---------------------------------  ----------------------------------
                                                                                    Per-share                           Per-Share
BASIC EARNINGS PER SHARE                                     Earnings    Shares      Amount     Earnings     Shares      Amount
                                                            ----------  ----------  ---------  ----------  ----------   ---------
Computation for Statement of Operations
Net earnings per statement of operations used in
   basic earnings per share computation:
      Net earnings                                         $ 89,449                            $ 26,129
      Dividends on preferred stock                           (7,583)                             (8,313)
      Premium on conversion of preferred stock                    -                              (4,173)
      Earnings applicable to common                        --------                            --------
        shareholders (b)                                   $ 81,866      50,790     $ 1.61     $ 13,643     48,687        $ 0.28
                                                                                    ======                                ======

Effect of Dilutive Securities
      Options and warrants                                        -       8,508                       -      5,723
      Convertible preferred stock                             7,583      11,111                       -          -
                                                           --------     -------                --------    -------

DILUTED EARNINGS PER SHARE
      Earnings applicable to common
        shareholders (b)                                   $ 89,449      70,409     $ 1.27     $ 13,643     54,410        $ 0.25
                                                           ========     =======     ======     ========    =======        ======

Additional Diluted Earnings Per Share
 Computation (c)
      Net earnings as per diluted
        computation above                                  $ 89,449      70,409                $ 13,643     54,410
      Dividends on preferred stock                                -           -                   8,313     12,425
      Interest on convertible subordinated
        debentures, net of tax effect                            99          15                     351         15
                                                           --------     -------                --------    -------
                                                           $ 89,548      70,424     $ 1.27     $ 22,307     66,850        $ 0.33
                                                           ========      ======     ======     ========    =======        ======

 (a) Golden State Bancorp adopted Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS128") effective December 31, 1997 and accordingly restated prior period EPS data.
 (b) These figures agree with the related amounts in the statement of operations.
 (c) This calculation, which includes securities that could potentially dilute basic earnings per share in the future and is anti-dilutive for the periods presented, is submitted in accordance with Regulation S-K Item 601(b)(11) and paragraph 40(c) of SFAS No. 128.